VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME ON MAY 19,
2010

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DIASENSE, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                         DIASENSE, INC.

 AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT CERTIFICATE
               TO PURCHASE SHARES OF COMMON STOCK

Certificate No. XW-001
November 11, 2005

     This amended and restated warrant certificate (as amended, the "Warrant Certificate") amends and restates that certain warrant certificate issued on May 19th, 2005 (the "Original Certificate"). The Original Certificate is hereby cancelled and replaced by this Warrant Certificate. This Warrant Certificate certifies that Jeremy Grata an individual residing at 85 Linda Lane, Indiana, PA 15701 is the registered Holder (the "Holder") of four million (4,000,000) Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.01 par value (the "Common Stock") of DIASENSE, INC., a Pennsylvania corporation (the "Company"). These Warrants are being issued in connection with a certain consulting agreement between the Company and the Holder dated as of May 19, 2005 and amended on November 11, 2005 (as amended, the "Consulting Agreement").

     This Warrant Certificate is subject to the following terms and conditions:

     1.   EXERCISE OF WARRANT.

          (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate to purchase from the Company at any time  and  from time to time commencing on the date  hereof  (the
"Initial  Exercise Date") through and including  5:00  p.m.,  New
York  local time on MAY 19, 2010 (the "Expiration Date") one  (1)
fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $0.01 per Share
(the "Exercise Price"), in accordance with the vesting provisions set forth in subsection (B) hereof. Payment of the Exercise Price shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at 2275 Swallow Hill Road, Bldg. 2500; Pittsburgh, PA 15220. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

         (B) This Warrant Certificate is exercisable by the Holder in person or by attorney duly authorized in writing at the principal office of the Company in the following amounts:

              1) 100,000 Warrants are exercisable at any time on or after the Initial Exercise Date and until the Expiration Date;

              2) 150,000 Warrants are exercisable at such time as phase 1 of the development of the non-invasive glucose sensor is completed and until the Expiration Date, provided the Holder is providing services to the Company under the Consulting Agreement.

              3) 250,000 Warrants are exercisable at such time as phase 2 of the development of the non-invasive glucose sensor is completed and until the Expiration Date, provided the Holder is providing services to the Company under the Consulting Agreement.

              4) 727,000 Warrants are exercisable at such time as a working prototype of the non-invasive glucose sensor is complete and functional and until the Expiration Date, provided the Holder is providing services to the Company under the Consulting Agreement.

              5) 2,773,000 Warrants are exercisable at such time the non-invasive glucose sensor is approved by the U.S. Food and Drug Administration or other regulatory body and until the Expiration Date, provided the Holder is providing services to the Company under the Consulting Agreement.

     Notwithstanding the above, all Warrants represented by this Warrant Certificate shall become exercisable at such time of (a) a change of control of the Company after the date hereof or (b) the sale or license of the non-invasive glucose sensor intellectual property.

     2.   EXCHANGE, FRACTIONAL SHARES, TRANSFER.

          (A)  Upon surrender to the Company, this Warrant Certificate may
be   exchanged  for  another  Warrant  Certificate   or   Warrant
Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another
Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised;

          (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current Market Price (or book value, if there shall be no Market Price) for Shares purchasable upon exercise hereof, as determined in accordance with the following sentence. Market Price for the purpose of this
Section 2(B) shall mean (i) the closing sale price, for sixty
(60) consecutive business days of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated
Quotation System or (ii) the last reported sale price, for sixty
(60) consecutive business days on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange;

          (C) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever; and

          (D) This Warrant Certificate is not transferable except in accordance with Section 9 hereof.

     3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

     4. REGISTRATION. The Company shall maintain books for the registration of Warrants. The Company shall issue and register the Warrants in the name(s) of the Holder(s). The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President on the one hand, and another officer of the Company on the other hand. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the Exercise Price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Exercise Price; provided, however, that if, at the date of surrender and payment, the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days.

     5. STAMP TAX. The Company will pay any documentary stamp taxes attributable; to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     6. LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

     7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future, it shall keep reserved, out of the authorized and unissued Common Stock, such number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate.
The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

     8.   DIVIDENDS RECLASSIFICATIONS, ETC.
          (A) Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the exercise of this Warrant:
(i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; (iv) merge with or consolidate with or into any other corporation or entity; or (v) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital;
then, upon the subsequent exercise of this Warrant, the Holder shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, which it would have been entitled to receive had it exercised this Warrant prior to the happening of any of the foregoing events.

          (B) Notice of Certain Transactions. If, at any time while this Warrant is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered holder of this Warrant at its address appearing on the registration books of the Company, at least 10 days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least 10 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

          (C) Carry Forwards. Anything in this Section 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 10o in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection
(C) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 8 shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

          (D) Notice of Adjustments. Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     9.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

          (A) The Holder of this Warrant Certificate, and each transferee of any Shares, by his acceptance thereof, agrees that (a) no public  distribution of Shares will be made in violation  of  the
Act,  and  (b) during such period as the delivery of a prospectus with  respect  to Shares may be required by the  Act,  no  public distribution  of  Shares will be made in a  manner  or  on  terms different  from  those set forth in, or without  delivery  of,  a prospectus then meeting the requirements of Section 10 of the Act and  in  compliance  with applicable state securities  laws.  The
Holder  of  this  Warrant Certificate and each transferee  hereof further agrees that if any distribution of any of the Warrants or
Shares  is proposed to be made by them otherwise than by delivery of  a  prospectus meeting the requirements of Section 10  of  the
Act,  such  action  shall be taken only after submission  to  the
Company of an opinion of counsel, reasonably satisfactory in form and  substance to the Company's counsel, to the effect  that  the proposed distribution will not be in violation of the Act  or  of applicable state law. Furthermore, it shall be a condition to the transfer  of the Warrants that any transferee thereof deliver  to the  Company his written agreement to accept and be bound by  all
of   the   terms   and  conditions  contained  in  this   Warrant
Certificate.

          (B) The Shares issued on exercise of this Warrant may not be sold or otherwise disposed of except as follows:
               1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Warrant, Shares as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

               2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

          (C) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

     10.  MISCELLANEOUS.

          (A) Law to Govern. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of
Pennsylvania,   without  giving  effect  to  conflict   of   laws
principles.

          (B) Entire Agreement. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

          (C) Notices. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:  DIASENSE, INC.
                    2275 Swallow Hill Road, Bldg. 2500
                    Pittsburgh, PA 15220
                    Attn:  Keith Keeling

With a copy to:     Gerard S. DiFiore, Esq.
                    Reed Smith LLP
                    599 Lexington Ave, 29th Floor
                    New York, NY 10022

If to Holder:       to the address set forth on Page 1.

           (D)   SEVERABILITY. If any provision of  this  Warrant
Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the extent that this Warrant Certificate shall be deemed to be a valid and binding agreement in accordance with its terms.

     IN WITNESS WHEREOF, DIASENSE, INC., has caused this Warrant to be signed by its duly authorized officers under its corporate seal as of this 11th day of November 2005.



                              DIASENSE INC.



                              By:       \s\ Keith R. Keeling

                              Name:     Keith R. Keeling

                              Title:    Chief Executive Officer




[Corporate Seal]


ATTEST:


By:  \s\ Steven L. McDonald

Name:     Steven McDonald

Title:    Secretary
                          PURCHASE FORM


To:       DIASENSE INC.
     2275 Swallow Hill Road, Bldg. 2500
     Pittsburgh, PA 15220

     Date:_________________________



      The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate, Certificate No. XW-001, to the
extent  of                     Shares of Common Stock,  $.0l  par
value per share of DIASENSE INC., and hereby makes payment of $ in payment of the aggregate exercise price thereof.


           INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name:
          (Please typewrite or print in block letters)


Address:




Social Security Number or Tax I.D. Number of Holder


Dated:


IMPORTANT-READ CAREFULLY      Sign Here____________________

The signature(s) to this
Purchase Form must correspond
with the name(s) as written
upon the face of the Warrant
Certificate(s) in every                ____________________
particular  without alteration
or enlargement or any change          (PERSON(S) EXECUTING THIS
whatever. Signature guarantee           POWER SIGN(S) HERE)
should be made by a member or
member organization of the New
York Stock Exchange,                    SIGNATURE GUARANTEED
members of other Exchanges
having signatures on file with the
Company's transfer agent or by a
commercial bank or trust company having its principal office or correspondent in the City of New York belonging to the Medallian Stamp Program.